Exhibit 99.1

Nara Bancorp Appoints Ki Suh Park as Chairman of the Board

Steven D. Broidy Appointed Vice-Chairman of the Board of Nara Bank

LOS ANGELES – September 23, 2010 – Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), announced today that the Board of Directors has elected Ki Suh Park as the new Chairman of the Board of Nara Bancorp.  Mr. Park has been a director of Nara Bancorp since 2001.  Mr. Park had previously served as Chairman of the Board of Nara Bancorp from May 2008 to February 2009.  Mr. Park succeeds Chong-Moon Lee, who stepped down as Chairman of the Board of Nara Bancorp earlier this month to focus on philanthropic endeavors.

The Company also announced that Steven D. Broidy has been appointed Vice-Chairman of the Board of Nara Bank.  Mr. Broidy has been a director of both Nara Bancorp and Nara Bank since May 2010.

The appointments of Mr. Park and Mr. Broidy are subject to regulatory non-objection.

“I am honored to serve as Chairman of the Board,” said Mr. Park.  “I believe we have an excellent group of directors with a wealth of experience in both the banking industry and the Korean-American market.  We look forward to effectively representing the interests of our shareholders and building the value of the Nara Bank franchise in the future.”

Mr. Park is the Chief Executive Officer and the majority shareholder of Gruen Associates, a global architecture, planning, and interior design firm headquartered in Los Angeles since 1946. He is a prominent architect and city planner with nearly 50 years of professional practice, responsible for many large-scale landmark building and transportation projects throughout the United States and overseas (Korea, Japan, Vietnam, Indonesia, Canada, Mexico, and Germany).

Mr. Broidy is a banker with over 40 years of experience in the California banking industry. His most recent experience was as Founding Chairman (2005-2010) and Interim CEO (May 2008 – January 2010) of The Private Bank of California. He served as a director of Sanwa Bank of California, and then of its successor, United California Bank, from 1996 until 2002. In addition, he served as Vice Chairman and member of the Board of City National Bank and its holding company, City National Corporation, Beverly Hills, California from 1992 to 1995.  Mr. Broidy served as Chairman of the Board and Chief Executive Officer of the Weingart Foundation in Los Angeles, from 1999 until December 2003 and continues to serve as a member of this board and Chairman of its Executive and Investment Committees. Mr. Broidy also served as Chairman of the Board of Cedars-Sinai Medical Center from 1998 through 2001 and continues to serve as a member of its Board and Executive Committee.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing.  Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT:
Investors and Financial Media:
Financial Profiles, Inc.
Tony Rossi
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